UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 15, 2007

AXS-ONE INC.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-13591 (Commission File Number)	13-2966911 (IRS Employer Identification No.)
301 Route 17 North, Rutherford, New Jersey 07070 (Address of principal executive offices, including zip code) (201) 935-3400 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Executive Compensation; Employment Agreement.

Setting of 2007 Bonus and Commission Metrics

On February 15, 2007, the Compensation Committee of the Board of Directors of AXS-One Inc. (the "Company") approved the following matters relating to the compensation of the Company's executive officers:

(1) Bonus Targets.

(A) Annual bonus targets were set for fiscal 2007 based upon achievement of targets relating to consolidated revenue and consolidated operating income.  Achievement of target levels would result in target bonus payments as follows: William P. Lyons - $200,000; Joseph P. Dwyer - $150,000; and Elias Typaldos - $50,000.  Exceeding the target performance levels will result in additional bonuses based upon a percentage of the target bonus multiplied by the percentage by which the target levels are exceeded.

(B) Quarterly bonus targets were set for fiscal 2007 based upon license revenue for the first three quarters.  Achievement of target levels would result in target quarterly bonus payments as follows for each of the first three fiscal quarters: William P. Lyons - $25,000; Joseph P. Dwyer - $18,750; and Elias Typaldos - $6,250.

(C) The maximum aggregate 2007 bonus payment for each of the foregoing officers is capped at 200% of their base salary (without giving effect to temporary salary reduction agreements applicable to the foregoing executives).

(2)  Commission Levels.  Commission levels were set for fiscal 2007 for Robert Milks, the Company’s Senior Vice President - Sales, Americas, to be paid based upon North American RCM License Revenue and services revenue recognized in the Company’s 2007 financial statements.

Employment Agreements

On February 15, 2007, the Company entered into new employment agreements with two of its senior executives – Elias Typaldos, the Company’s Executive Vice President – Technology and Joseph P. Dwyer, the Company’s Executive Vice President, Treasurer, Secretary and Chief Financial Officer.  The new agreement with Mr. Typaldos replaced his prior employment agreement, which expired on December 31, 2006, and the new agreement with Mr. Dwyer replaced his existing employment letter agreement.  The following are summaries of each agreement:

Elias Typaldos

On February 15, 2007, the Company entered into a new Employment Agreement with Elias Typaldos (the “Employment Agreement”), pursuant to which Mr. Typaldos will continue in the position of Executive Vice President, Technology of the Company.  Under the terms of the Employment Agreement, Mr. Typaldos will be employed on an “at will” basis, will receive an annual base salary of $300,000 (subject to a temporary salary reduction rider described below) and will be eligible for an annual cash bonus as determined at the sole discretion of the Compensation Committee of the Board of Directors.  Mr. Typaldos will also be entitled to participate in all employee benefit programs of the Company, as such programs may be in effect from time to time.  Mr. Typaldos will also receive a non-accountable automobile allowance of $1,000 per month, subject to increase in the discretion of the Compensation Committee of the Board of Directors.

If the Company terminates Mr. Typaldos’ employment without Serious Cause (as defined in the Employment Agreement) or Mr. Typaldos terminates his employment for Good Reason (as defined in the Employment Agreement), the Company will continue to pay Mr. Typaldos his then-current base salary for a period of twenty-four (24) months from the date of such termination and will pay such amounts under COBRA as are required to maintain existing health insurance coverage for the shorter of eighteen (18) months or until such time as Mr. Typaldos becomes eligible for similar health insurance coverage with a new employer.  In addition, Mr. Typaldos will be entitled to prompt payment of (A) any accrued but unpaid salary, automobile allowance and vacation, (B) any earned but unpaid bonus (subject, if applicable, to the terms of any deferred compensation arrangements), and (C) reimbursement of business expenses incurred prior to the date of termination.

If Mr. Typaldos’ employment is terminated by the Company (or successor thereto) without Serious Cause or Mr. Typaldos terminates employment with the Company (or successor thereto) for Good Reason, within the period commencing on the date that a Change of Control (as defined in the Employment Agreement) is formally proposed to the Company’s Board of Directors and ending on the second anniversary of the date on which such Change of Control occurs, then Mr. Typaldos will be entitled to receive the base salary provided under a non-Change of Control termination and in addition and the Company will pay such amounts under COBRA as are required to maintain existing health insurance coverage for the shorter of eighteen (18) months or until such time as Mr. Typaldos becomes eligible for similar health insurance coverage with a new employer.  In addition, Mr. Typaldos will be entitled to prompt payment of (A) any accrued but unpaid salary, automobile allowance and vacation, (B) any earned but unpaid bonus (subject, if applicable, to the terms of any deferred compensation arrangements) and (C) reimbursement of business expenses incurred prior to the date of termination.  Payment of the amounts described in this paragraph (other than amounts with respect to COBRA) shall be made in a lump sum within three (3) business days of the date of termination.

Pursuant to a temporary salary reduction rider to the Employment Agreement, Mr. Typaldos has agreed to reduce his annual base salary for the calendar year 2007 to $250,000.  Mr. Typaldos’ annual base salary will revert to $300,000 effective as of January 1, 2008 unless mutually agreed otherwise.  In addition, Mr. Typaldos’ annual base salary will revert to $300,000 if there is a Change of Control during calendar year 2007.  Also, if Mr. Typaldos becomes entitled to payments upon  termination by the Company without Serious Cause or by Mr. Typaldos with Good Reason, such payments shall be calculated on the basis of a $300,000 annual base salary.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Joseph P. Dwyer

On February 15, 2007, the Company entered into a new Employment Agreement with Joseph P. Dwyer (the “Employment Agreement”), pursuant to which Mr. Dwyer will continue in the positions of Executive Vice President, Treasurer, Secretary and Chief Financial Officer of the Company.  Under the terms of the Employment Agreement, Mr. Dwyer will be employed on an “at will” basis, will receive an annual base salary of $250,000 (subject to a temporary salary reduction rider described below) and will be eligible for an annual cash bonus as determined at the sole discretion of the Compensation Committee of the Board of Directors.  Mr. Dwyer will also be entitled to participate in all employee benefit programs of the Company, as such programs may be in effect from time to time.  Mr. Dwyer will also receive a non-accountable automobile allowance of $750 per month, subject to increase in the discretion of the Compensation Committee of the Board of Directors.

If the Company terminates Mr. Dwyer’s employment without Serious Cause (as defined in the Employment Agreement) or Mr. Dwyer terminates his employment for Good Reason (as defined in the Employment Agreement), the Company will continue to pay Mr. Dwyer his then-current base salary for a period of nine (9) months from the date of such termination and will pay such amounts under COBRA as are required to maintain existing health insurance coverage for the shorter of nine (9) months or until such time as Mr. Dwyer becomes eligible for similar health insurance coverage with a new employer.  In addition, Mr. Dwyer will be entitled to prompt payment of (A) any accrued but unpaid salary, automobile allowance and vacation, (B) any earned but unpaid bonus (subject, if applicable, to the terms of any deferred compensation arrangements), and (C) reimbursement of business expenses incurred prior to the date of termination.

If Mr. Dwyer’s employment is terminated by the Company (or successor thereto) without Serious Cause or Mr. Dwyer terminates employment with the Company (or successor thereto) for Good Reason, within the period commencing on the date that a Change of Control (as defined in the Employment Agreement) is formally proposed to the Company’s Board of Directors and ending on the second anniversary of the date on which such Change of Control occurs, then Mr. Dwyer will be entitled to receive two times the base salary provided under a non-Change of Control termination and in addition and the Company will pay such amounts under COBRA as are required to maintain existing health insurance coverage for the shorter of eighteen (18) months or until such time as Mr. Dwyer becomes eligible for similar health insurance coverage with a new employer.  In addition, Mr. Dwyer will be entitled to prompt payment of (A) any accrued but unpaid salary, automobile allowance and vacation, (B) any earned but unpaid bonus (subject, if applicable, to the terms of any deferred compensation arrangements) and (C) reimbursement of business expenses incurred prior to the date of termination.  Payment of the amounts described in this paragraph (other than amounts with respect to COBRA) shall be made in a lump sum within three (3) business days of the date of termination.

Pursuant to a temporary salary reduction rider to the Employment Agreement, Mr. Dwyer has agreed to reduce his annual base salary for the calendar year 2007 to $150,000.  Mr. Dwyer’s annual base salary will revert to $250,000 effective as of January 1, 2008 unless mutually agreed otherwise.  In addition, Mr. Dwyer’s annual base salary will revert to $250,000 if there is a Change of Control during calendar year 2007.  Also, if Mr. Dwyer becomes entitled to payments upon  termination by the Company without Serious Cause or by Mr. Dwyer with Good Reason, such payments shall be calculated on the basis of a $250,000 annual base salary.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, a copy of which is filed as Exhibit 10.2 hereto and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)

Exhibits – The following exhibits are filed as part of this report:

10.1

Employment Agreement between the Registrant and Elias Typaldos

10.2

Employment Agreement between the Registrant and Joseph P. Dwyer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXS-ONE INC.

Date: February 16, 2007

By:

/s/ Joseph P. Dwyer

Joseph P. Dwyer

Executive Vice President, Chief Financial Officer and Treasurer